UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): February 2, 2005
                                                  (January 28, 2005)

                         SkyTerra Communications, Inc.
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            (Exact Name of Registrant as Specified in its Charter)

       Delaware                       000-13865                   23-2368845
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(State of Incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

                        19 West 44th Street, Suite 507
                           New York, New York 10036
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              (Address of Principal Executive Offices) (Zip Code)


      Registrant's telephone number, including area code: (212) 730-7540

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

         On January 28, 2005, SkyTerra Communications, Inc., a Delaware corporation (the "Company"), entered into Amendment No. 1 (the "Amendment") to that certain Contribution and Membership Interest Purchase Agreement dated as of December 3, 2004 (the "Original Agreement"), among the Company, The DIRECTV Group, Inc., a Delaware corporation ("Parent"), Hughes Network Systems, Inc., a Delaware corporation ("HNS") and Hughes Network Systems, LLC, a Delaware limited liability company ("Newco"; and collectively, the "Parties").

         Pursuant to the terms of the Amendment, the Parties agreed to amend certain provisions of the Original Agreement regarding (i) certain executory period covenants of the Parties and (ii) certain conditions precedent to closing, in each case, as more fully described in the Amendment. The Amendment is attached as an exhibit hereto and incorporated herein.

Item 9.01.        Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit No.        Document
         -----------        --------

         10.1 Amendment No. 1, dated January 28, 2005 to Contribution and Membership Interest Purchase Agreement dated as of December 3, 2004, by and among The DIRECTV Group, Inc., Hughes Network Systems, Inc., SkyTerra Communications, Inc. and Hughes Network Systems, LLC.



                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SKYTERRA COMMUNICATIONS, INC.
                                                    (Registrant)
Date: February 2, 2005



                                         By:    /s/ Robert C. Lewis
                                                --------------------------------
                                                Robert C. Lewis
                                                Senior Vice President and
                                                General Counsel